UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2007
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico (State or other jurisdiction of incorporation)	000-27377 (Commission File Number)	66-0573197 (IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico (Address of principal executive offices)	00680 (Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 2.06 Material Impairments.
On June 19, 2007, W Holding Company, Inc., the bank holding company of Westernbank Puerto Rico, determined that one of its larger asset-based loans originated by its asset-based lending division is impaired. The Company also determined there is a significant collateral deficiency with respect to this impaired loan.
At this time, the Company is unable to make a determination as to the amount or range of amounts of any collateral deficiency, impairment charge or future cash expenditures with respect to such charge. However, on a preliminary basis, management believes the collateral deficiency to be at least $80 million. The Company is currently in the process of evaluating the loan, the existing and possible potential new collateral and the loan guaranty to determine the financial impact, if any, of this loan impairment.
Item 8.01 Other Events.
In reviewing the circumstances of the impairment discussed above under Item 2.06, the Audit Committee of the Board of Directors has decided to have an independent firm retained to review the impaired loan as well as the complete asset-based lending portfolio and the asset based lending division’s systems of internal controls.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Norberto Rivera
Norberto Rivera
Chief Accounting Officer and Vice President Corporate Comptroller

Date: June 25, 2007